UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Consent solicitation statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Consent solicitation statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent solicitation statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TESSCO Technologies Incorporated

(Name of Registrant as Specified In Its Charter)

Robert B. Barnhill, Jr.

UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust

RBB-TRB LLC

RBB-CRB LLC

Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust

Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust

Winston Foundation, Incorporated

Emily Kellum (Kelly) Boss

J. Timothy Bryan

John W. Diercksen

Kathleen McLean

Donald Manley

(Name of Person(s) Filing Consent solicitation statement, if other than the Registrant)

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Robert B. Barnhill, Jr. (“Mr. Barnhill”) and the other participants named therein filed a revised definitive consent solicitation statement and accompanying WHITE consent card with the U.S. Securities and Exchange Commission on October 15, 2020 to be used to solicit consents for, among other things, the removal and replacement of certain incumbent directors of TESSCO Technologies Incorporated (the “Company”).

On November 13, 2020, Mr. Barnhill issued the following public letter to the shareholders of the Company:

BARNHILL ENCOURAGES TESSCO SHAREHOLDERS TO ELECT THE HIGH-QUALIFIED, INDEPENDENT DIRECTOR CANDIDATES WITH A VALUE-ENHANCING STRATEGY

Reaffirms Commitment to Creating Shareholder Alignment Through a Newly Reconstituted Board Focused on Transparency and Accountability to Shareholders

Urges Shareholders to Consent to the Proposals on the WHITE Consent Card Today!

Dear Fellow Shareholders:

Thanks for your commitment to TESSCO Technologies Incorporated (“TESSCO” or the “Company”) and your willingness to hear from me and J. Timothy Bryan, John Diercksen, Emily Kellum (Kelly) Boss and Kathleen McLean about our plan to save TESSCO. We strongly believe that the Company is at an inflection point, where meaningful change is necessary to remedy the value erosion that has occurred since my retirement as CEO. You have an important choice in this matter that we believe will determine the future value of your investment, and I ask you to reflect on whose interests are properly aligned with TESSCO’s shareholders, employees and customers. Is it the Company’s founder, who owns over 18% of TESSCO’s outstanding shares and has reaffirmed his commitment to not stand for re-election to the Company’s Board of Directors (the “Board”) at the next annual meeting after placing four highly-qualified independent directors on the Board to right the ship? Or is it the incumbent directors of TESSCO, fighting to keep their Board seats, who have taken numerous shareholder unfriendly actions, and received greater compensation from TESSCO than the value of the stock they own?

We encourage all shareholders to view our consent solicitation as an opportunity to course correct the current trajectory of the Company. Since September 2016, the Company’s shares have lost 48% of their value. Despite the plummeting share price, the Board continues to entrench itself and has refused to make the necessary changes we believe are necessary to return the Company to profitability. Our candidates—each of whom possess relevant telecom and industrials expertise and strong corporate governance experience—are firmly committed to restoring the Company to prominence and placing it back on track to create value for all shareholders.

By voting for the four highly-qualified, fully independent candidates and removing majority influence from the incumbent Board, shareholders can support the:

•	Addition of much-needed expertise and fresh perspectives to the Board to help the Company fully achieve its potential;

•	Creation of shareholder alignment and increase diversity of experience through the addition of two new directors from unaffiliated, significant shareholders owning 5% or more of the Company’s common stock;

•	Execution of our comprehensive plan that reflects a commitment to improving the Company’s profitability through effective planning, transparency and accountability; and

•	Reversion to a 25% ownership threshold required for shareholders to call special meetings, reflecting a culture where the Board values input from the Company’s true owners.

Shareholders voiced their concerns at the 2020 annual meeting, and have the opportunity to do so again now. The vote should come down to who is best positioned to lead the Company forward. I believe the choice is clear— consent to remove four incumbent directors and the two directors recently appointed after this consent solicitation began and replace them with our four highly-qualified independent candidates —J. Timothy Bryan, John Diercksen, Emily Kellum (Kelly) Boss and Kathleen McLean.

Very truly yours,

Robert B. Barnhill, Jr.

VOTE TODAY!

We urge you to consent to all four proposals on the WHITE consent card and return it in your postage-paid envelope provided. The consent deadline is December 11, 2020.

If you have any questions about the consent solicitation or need assistance executing the WHITE consent card, please contact:

Harkins Kovler, LLC

3 Columbus Circle, 15th Floor

New York, NY 10019

Telephone: +1 (212) 468-5380

Toll-Free: +1 (800) 257-3995

Email: SaveTESSCO@harkinskovler.com

Important Additional Information

Mr. Barnhill, Ms. McLean, Ms. Boss, Mr. Bryan, Mr. Diercksen, UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust, RBB-TRB LLC, a Maryland limited liability company (“RBB-TRB”), RBB-CRB LLC, a Maryland limited liability company (“RBB-CRB”), Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust, Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust, Winston Foundation, Incorporated, a Maryland corporation, and Donald Manley (the “Participants” or “We”) are participants in the solicitation of consents from the Company’s shareholders to remove John D. Beletic, Jay G. Baitler, Paul J. Gaffney, Dennis J. Shaughnessy and Morton F. Zifferer, Jr. (and any other person or persons, other than those elected by this consent solicitation, elected, appointed or designated by the Board (or any committee thereof) to fill any vacancy or newly created directorship on or after September 25, 2020 and prior to the time that any of the actions proposed to be taken by the consent solicitation become effective) and elect Ms. McLean, Ms. Boss, Mr. Bryan and Mr. Diercksen to fill four of the resulting vacancies (as well as to amend the Company’s Sixth Amended and Restated By-Laws proposed in connection therewith). We have filed a definitive consent solicitation statement and a WHITE consent card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders.

SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT, ACCOMPANYING WHITE CONSENT CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. UPDATED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS SET FORTH IN THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND OTHER MATERIALS FILED WITH THE SEC. Shareholders can obtain the definitive consent solicitation statement and any amendments or supplements to the definitive consent solicitation statement filed by the Participants with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available, without charge, on request from the Participants’ proxy solicitor, Harkins Kovler, LLC at +1 (800) 257-3995 or via email at SaveTESSCO@HarkinsKovler.com.

Certain Information Regarding the Participants

Mr. Barnhill is the founder, former Chairman of the Board and the largest shareholder of the Company.

Mr. Barnhill beneficially owns 1,620,387 shares of the Company’s common stock (“Common Stock”) (approximately 18.5% of the outstanding shares), which includes 11,503.5 shares that Mr. Barnhill owns directly and the shares owned by the following Participants: UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust owns 1,265,882 shares of Common Stock, RBB-TRB, LLC owns 109,125 shares of Common Stock, RBB-CRB, LLC owns 109,125 shares of Common Stock, Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust, owns 30,750 shares of Common Stock, Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust owns 67,500 shares of Common Stock, and the Winston Foundation, Incorporated owns 26,500 shares of Common Stock. Mr. Barnhill is the sole manager of RBB-TRB and RBB-CRB, a trustee of the UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust and the Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust and a director of the Winston Foundation, Incorporated. Mr. Barnhill’s spouse is a trustee of the Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust. The percentage of Mr. Barnhill’s stock ownership is based on the 8,760,562 shares of Common Stock outstanding as of October 13, 2020, as reported in the Company’s Consent Revocation Statement on Schedule 14A, filed with the SEC on October 15, 2020. Christopher Barnhill may be considered a Participant in the solicitation but is no longer providing any assistance with respect to the solicitation and does not currently beneficially, directly or indirectly own any securities of the Company.

None of the Participants (other than Mr. Barnhill) currently beneficially, directly or indirectly own any securities of the Company.